                                                                    Exhibit 3(g)


                          FUND PARTICIPATION AGREEMENT


                    THE OHIO NATIONAL LIFE INSURANCE COMPANY,

                           THE PRUDENTIAL SERIES FUND,

                           PRUDENTIAL INVESTMENTS LLC,

                                       AND

                  PRUDENTIAL INVESTMENT MANAGEMENT SERVICES LLC



                                 JANUARY 1, 2006

                                TABLE OF CONTENTS


ARTICLE I.               Sale of Fund Shares......................................................................4

ARTICLE II.              Representations and Warranties...........................................................8

ARTICLE III.             Prospectuses and Proxy Statements; Voting...............................................12

ARTICLE IV.              Sales Material and Information..........................................................14

ARTICLE V.               Fees and Expenses.......................................................................16

ARTICLE VI.              Diversification and Qualification.......................................................17

ARTICLE VII.             Potential Conflicts and Compliance With
                         Mixed and Shared Funding Exemptive Order ...............................................19

ARTICLE VIII.            Indemnification ........................................................................22

ARTICLE IX.              Applicable Law..........................................................................27

ARTICLE X.               Termination.............................................................................28

ARTICLE XI.              Notices.................................................................................30

ARTICLE XII.             Miscellaneous...........................................................................31

SCHEDULE A               Contracts...............................................................................35

SCHEDULE B               Designated Portfolios...................................................................36

SCHEDULE C               Expenses................................................................................37

SCHEDULE D               Diversification Compliance Report and Certification.....................................40


                             PARTICIPATION AGREEMENT

                                      Among


                    THE OHIO NATIONAL LIFE INSURANCE COMPANY,

                           THE PRUDENTIAL SERIES FUND,

                           PRUDENTIAL INVESTMENTS LLC,

                                       and

                  PRUDENTIAL INVESTMENT MANAGEMENT SERVICES LLC



         THIS AGREEMENT, made and entered into as of this 1st day of January, 2006, by and among THE OHIO NATIONAL LIFE INSURANCE COMPANY (the "Company"), an Ohio life insurance company, on its own behalf and on behalf of its separate accounts (the "Accounts"); THE PRUDENTIAL SERIES FUND, an open-end management investment company organized under the laws of Delaware (the "Fund"); PRUDENTIAL INVESTMENTS LLC (the "Adviser"), a New York limited liability company; and PRUDENTIAL INVESTMENT MANAGEMENT SERVICES LLC (the "Distributor"), a Delaware limited liability company.

         WHEREAS, the Fund engages in business as an open-end management investment company and is available to act as the investment vehicle for separate accounts established for variable life insurance policies and/or variable annuity contracts (collectively, the "Variable Insurance Products") to be offered by insurance companies (the "Participating Insurance Companies"); and

         WHEREAS, the beneficial interest in the Fund is divided into several series of shares, each designated a "Portfolio" and representing the interest in a particular managed portfolio of securities and other assets; and

         WHEREAS, the Fund has obtained an order from the Securities and Exchange Commission (the "SEC"), dated March 5, 1999 (File No. IC-23728) (the "Mixed and Shared Funding Exemptive Order"), granting Participating Insurance Companies and variable annuity and variable life insurance separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended (hereinafter the "1940 Act"), and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity and variable life insurance separate accounts of life insurance companies that may or may not be affiliated with one another and qualified pension and retirement plans ("Qualified Plans"); and

         WHEREAS, the Fund is registered as an open-end management investment company under the 1940 Act and shares of the Portfolio(s) are registered under the Securities Act of 1933, as amended (the "1933 Act"); and

         WHEREAS, the Adviser is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended; and

         WHEREAS, the Distributor is duly registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, (the "1934 Act") and is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"); and

         WHEREAS, the Company has issued and plans to continue to issue certain variable life insurance policies and/or variable annuity contracts supported wholly or partially by the Accounts (the "Contracts"); and such Contracts are listed in Schedule A attached hereto and incorporated herein by reference, as such schedule may be amended from time to time by mutual written agreement of the parties; and

         WHEREAS, each Account is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of the Company on August 1, 1969 under the insurance laws of the State of Ohio, to set aside and invest assets attributable to the Contracts; and

         WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to continue to purchase shares in the Portfolios listed on Schedule B attached hereto and incorporated herein by reference, as such schedule may be amended from time to time by mutual written agreement of the parties (the "Portfolios"), on behalf of the Accounts to fund the Contracts, and the Fund is authorized to sell such shares to unit investment trusts such as the Accounts at net asset value; and

         WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company also intends to continue to purchase shares in other open-end investment companies or series thereof not affiliated with the Fund (the "Unaffiliated Funds") on behalf of the Accounts to fund the Contracts.

         NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund, the Distributor and the Adviser agree as follows:

ARTICLE I.        Sale of Fund Shares

         1.1. The Fund agrees to sell to the Company those shares of the Portfolios which the Account orders, executing such orders on each Business Day at the net asset value next computed after receipt by the Fund or its designee of the order for the shares of the Portfolios. For purposes of this Section 1.1, the Company shall be the designee of the Fund for receipt of such orders and receipt by such designee shall constitute receipt by the Fund, provided that the Fund receives notice of any such order by 10:00 a.m. Eastern time on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange (the "NYSE") is open for trading and on which the Portfolio calculates its net asset value pursuant to the rules of the SEC as described in the then-current registration statement of the Fund on Form N-1A.

"Valuation Time" shall mean the time as of which the Fund calculates net asset value for the shares of the Portfolios on the relevant Business Day.

         1.2. The Fund agrees to make shares of the Portfolios available for purchase at the applicable net asset value per share by the Company and the Accounts on those days on which the Fund calculates its Portfolios' net asset value pursuant to rules of the SEC, and the Fund shall calculate such net asset value on each day which the NYSE is open for trading. Notwithstanding the foregoing, the Fund may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Fund acting in good faith, necessary or appropriate in the best interests of the shareholders of such Portfolio. All orders accepted by the Company shall be subject to the terms of the then current prospectus of the Fund. The Company shall use its best efforts, and shall reasonably cooperate with, the Fund to enforce stated prospectus policies regarding transactions in Portfolio shares. The Company acknowledges that orders for Portfolio shares accepted by it in violation of the stated policies of the Fund as set forth in the Fund's then-current prospectus may be subsequently revoked or cancelled by the Fund and that the Fund shall not be responsible for any losses incurred by the Company or the Contract owner as a result of such cancellation. In addition, the Company acknowledges that the Fund has the right to refuse any purchase order for any reason, particularly if the Fund determines that a Portfolio would be unable to invest the money effectively in accordance with its investment policies or would otherwise be adversely affected due to the size of the transaction, frequency of trading, or other factors.

         1.3. The Fund will not sell shares of the Portfolios to any other Participating Insurance Company separate account unless an agreement containing provisions the substance of which are the same as Sections 2.1, 2.2 (except with respect to Ohio law), 3.5, 3.6, 3.7, and Article VII of this Agreement is in effect to govern such sales.

         1.4. The Fund agrees to redeem for cash, on the Company's request, any full or fractional shares of the Fund held by the Company, executing such requests on each Business

Day at the net asset value next computed after receipt by the Fund or its designee of the request for redemption. For purposes of this Section 1.4, the Company shall be the designee of the Fund for receipt of requests for redemption and receipt by such designee shall constitute receipt by the Fund, provided that the Fund receives notice of any such request for redemption by 10:00 a.m. Eastern time on the next following Business Day.

         1.5. The parties hereto acknowledge that the arrangement contemplated by this Agreement is not exclusive; the Fund's shares may be sold to other Participating Insurance Companies (subject to Section 1.3) and the cash value of the Contracts may be invested in other investment companies.

         1.6. The Company shall pay for Fund shares by 3:00 p.m. Eastern time on the next Business Day after an order to purchase Fund shares is received in accordance with the provisions of Section 1.1 hereof. Payment shall be in federal funds transmitted by wire and/or by a credit for any shares redeemed the same day as the purchase.

         1.7. The Fund shall pay and transmit the proceeds of redemptions of Fund shares by 11:00 a.m. Eastern Time on the next Business Day after a redemption order is received in accordance with Section 1.4 hereof; provided, however, that the Fund may delay payment in extraordinary circumstances to the extent permitted under Section 22(e) of the 1940 Act. Payment shall be in federal funds transmitted by wire and/or a credit for any shares purchased the same day as the redemption.

         1.8. Issuance and transfer of the Fund's shares will be by book entry only. Stock certificates will not be issued to the Company or the Accounts. Shares purchased from the Fund will be recorded in an appropriate title for the relevant Account or the relevant sub-account of an Account.

         1.9. The Fund shall furnish same day notice (by electronic communication or telephone, followed by electronic confirmation) to the Company of any income, dividends or capital gain distributions payable on a Portfolio's shares. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on a Portfolio's shares in additional shares of that Portfolio. The Company reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. The Fund shall notify the Company by the end of the next following Business Day of the number of shares so issued as payment of such dividends and distributions.

         1.10. The Fund shall make the net asset value per share for each Portfolio available to the Company on each Business Day as soon as reasonably practicable after the net asset value per share is calculated and shall use its best efforts to make the net asset value per share for each Portfolio available by 6:00 p.m. Eastern time. In the event of an error in the computation of a Portfolio's net asset value per share ("NAV") or any dividend or capital gain distribution (each, a "pricing error"), the Adviser or the Fund shall notify the Company as soon as reasonably possible after discovery of the error. Such notification may be verbal, but shall be confirmed promptly in writing. A pricing error shall be corrected as follows: (a) if the pricing error results in a difference between the erroneous NAV and the correct NAV of less than $0.01 per share, then no corrective action need be taken; (b) if the pricing error results in a difference between the erroneous NAV and the correct NAV equal to or greater than $0.01 per share, but less than 1/2 of 1% of the Portfolio's NAV at the time of the error, then the Adviser shall reimburse the Portfolio for any loss, after taking into consideration any positive effect of such error; however, no adjustments to Contract owner accounts need be made; and (c) if the pricing error results in a difference between the erroneous NAV and the correct NAV equal to or greater than 1/2 of 1% of the Portfolio's NAV at the time of the error, then the Adviser shall reimburse the Portfolio for any loss (without taking into consideration any positive effect of such error) and shall reimburse the Company for the costs of adjustments made to correct Contract owner accounts in accordance with the provisions of Schedule C. If an adjustment is necessary to correct a material error (as described below) which has caused Contract owners to receive less than the amount to which they are entitled, the number of shares of the applicable sub-account of such Contract owners will be adjusted and the amount of any underpayments shall be credited by the Adviser to the Company for crediting of such amounts to the applicable sub-accounts of such Contract owners.

Upon notification by the Adviser of any overpayment due to a material error, the Company shall promptly remit to the Adviser any overpayment that has not been paid to Contract owners. In no event shall the Company be liable to Contract owners for any such adjustments or underpayment amounts. A pricing error within categories (b) or (c) above shall be deemed to be "materially incorrect" or constitute a "material error" for purposes of this Agreement. The standards set forth in this Section 1.10 are based on the parties' understanding of the views expressed by the staff of the SEC as of the date of this Agreement. In the event the views of the SEC staff are later modified or superseded by SEC or judicial interpretation, the parties shall amend the foregoing provisions of this Agreement to comport with the then-currently acceptable standards, on terms mutually satisfactory to all parties.

ARTICLE II.       Representations and Warranties

         2.1. The Company represents and warrants that: (a) the securities deemed to be issued by the Accounts under the Contracts are or will be registered under the 1933 Act, or are not so registered in proper reliance upon an exemption from such registration requirements; (b) the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws; and (c) the sale of the Contracts shall comply in all material respects with state insurance suitability requirements.

         2.2. The Company represents and warrants that: (a) it is an insurance company duly organized and in good standing under applicable law; (b) it has legally and validly established each Account prior to any issuance or sale of units thereof as a segregated asset account under Ohio law; and (c) it has registered each Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts, and will maintain such registration for so long as any Contracts are outstanding as required by applicable law or, alternatively, the Company has not registered one or more Accounts in proper reliance upon an exclusion from such registration requirements.

         2.3. The Fund represents and warrants that: (a) the Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act; (b) the Fund shares sold pursuant to this Agreement shall be duly authorized for issuance and sold in compliance with all applicable federal securities laws including, without limitation, the 1933 Act, the 1934 Act, and the 1940 Act; (c) the Fund is and shall remain a registered investment company under the 1940 Act; and (d) the Fund shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares.

         2.4. The Fund represents and warrants that it has adopted a plan pursuant to Rule 12b-1 under the 1940 Act for its Class II shares. The parties acknowledge that the Fund reserves the right to modify its existing plan or to adopt additional plans pursuant to Rule 12b-1 under the 1940 Act (including with respect to its Class I shares) and to impose an asset-based or other charge to finance distribution expenses as permitted by applicable law and regulation. The Fund, the Distributor and the Adviser agree to comply with applicable provisions and SEC interpretation of the 1940 Act with respect to any distribution plan.

         2.5. The Fund represents and warrants that it shall register and qualify the shares for sale in accordance with the laws of the various states if and to the extent required by applicable law.

         2.6. The Fund represents and warrants that it is lawfully organized and validly existing under the laws of the State of Delaware and that it does and will comply in all material respects with the 1940 Act.

         2.7. The Adviser represents and warrants that it is and shall remain duly registered as an investment adviser under all applicable federal and state securities laws and that it shall perform its obligations for the Fund in compliance in all material respects with any applicable state and federal securities laws.

         2.8. The Distributor represents and warrants that it is and shall remain duly registered under all applicable federal and state securities laws and that it shall perform its obligations for the Fund in compliance in all material respects with the laws of any applicable state and federal securities laws.

         2.9. The Fund and the Adviser represent and warrant that all of their respective officers, employees, investment advisers, and other individuals or entities dealing with the money and/or securities of the Fund are, and shall continue to be at all times, covered by one or more blanket fidelity bonds or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage required by Rule 17g-1 under the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bonds shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

         2.10. The Fund and the Adviser represent and warrant that they will provide the Company with as much advance notice as is reasonably practicable of any material change affecting the Portfolios (including, but not limited to, any material change in the registration statement or prospectus affecting the Portfolios) and any proxy solicitation affecting the Portfolios and consult with the Company in order to implement any such change in an orderly manner, recognizing the expenses of changes and attempting to minimize such expenses by implementing them in conjunction with regular annual updates of the prospectus for the Contracts.

         2.11 The Company represents and warrants, for purposes other than diversification under Section 817 of the Internal Revenue Code of 1986, as amended (the "Code"), that the Contracts are currently and at the time of issuance will be treated as annuity contracts or life insurance policies under applicable provisions of the Code, and that it will make every effort to maintain such treatment and that it will notify the Fund, the Distributor and the Adviser immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they may not be so treated in the future. In addition, the Company represents and warrants that each Account is a "segregated asset account" and that interests in each Account are offered exclusively through the purchase of or transfer into a "variable contract" within the meaning of such terms under Section 817 of the Code and the regulations thereunder. The Company will use best efforts to continue to meet such definitional requirements, and it will notify the Fund, the Distributor and the Adviser immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they may not be met in the future. The Company represents and warrants that it will not purchase Fund shares with assets derived from tax-qualified retirement plans except, indirectly, through Contracts purchased in connection with such plans.

         2.12 The Company represents and warrants that it is currently in compliance, and will remain in compliance, with all applicable anti-money laundering laws, regulations, and requirements. In addition, the Company represents and warrants that it has adopted and implemented policies and procedures reasonably designed to achieve compliance with the applicable requirements administered by the Office of Foreign Assets Control ("OFAC") of the U.S. Department of the Treasury.

         2.13 The Company represents and warrants that it is currently in compliance, and will remain in compliance, with all applicable laws, rules and regulations relating to consumer privacy, including, but not limited to, Regulation S-P.

         2.14 The Company represents and warrants that it has adopted, and will at all times during the term of this Agreement maintain, reasonable and appropriate procedures ("Late Trading Procedures") designed to ensure that any and all orders relating to the purchase, sale or exchange of Fund shares communicated to the Fund are treated in accordance with Article I of this Agreement as having been received on a Business Day have been received by the Valuation Time on such Business Day and were not modified after the Valuation Time, and that all orders received from Contract owners but not rescinded by the Valuation Time were communicated to the Fund or its agent as received for that Business Day. Each transmission of orders by the Company shall constitute a representation by the Company that such orders are accurate and complete and relate to orders received by the Company by the Valuation Time on the Business

Day for which the order is to be priced and that such transmission includes all orders relating to Fund shares received from Contract owners but not rescinded by the Valuation Time. The Company agrees to provide the Fund or its designee with a copy of the Late Trading Procedures and such certifications and representations regarding the Late Trading Procedures as the Fund or its designee may reasonably request. The Company will promptly notify the Fund in writing of any material change to the Late Trading Procedures.

         2.15. The Company represents and warrants that it has adopted, and will at all times during the term of this Agreement maintain, reasonable and appropriate procedures ("Market Timing Procedures") designed to minimize any adverse impact on other Fund investors due to excessive trading. The Company agrees to provide the Fund or its designee with a copy of the Market Timing Procedures and such certifications and representations regarding the Market Timing Procedures as the Fund or its designee may reasonably request. The Company will promptly notify the Fund in writing of any material change to the Market Timing Procedures. The parties agree to cooperate in light of any conflict between the Market Timing Procedures and actions taken or policies adopted by the Fund designed to minimize any adverse impact on other Fund investors due to excessive trading.

         2.16 The Fund, the Adviser and the Distributor make no representation as to whether any aspect of the Fund's operations (including, but not limited to, fees and expenses and investment policies) complies with the insurance laws or regulations of the various states.

ARTICLE III.      Prospectuses and Proxy Statements; Voting

         3.1. At least annually, the Adviser or Distributor shall provide the Company with as many copies of the Fund's current prospectus as the Company may reasonably request, with expenses to be borne in accordance with Schedule C hereof. If requested by the Company in lieu thereof, the Adviser, Distributor or Fund shall provide such documentation (including an electronic version of the current prospectus) and other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus for the Fund is amended) to have the prospectus for the Contracts and the prospectus for the Fund printed together in one document.

         3.2. If applicable state or federal laws or regulations require that the Statement of Additional Information ("SAI") for the Fund be distributed to all Contract owners, then the Fund, Distributor and/or the Adviser shall provide the Company with copies of the Fund's SAI in such quantities, with expenses to be borne in accordance with Schedule C hereof, as the Company may reasonably require to permit timely distribution thereof to Contract owners. The Adviser, the Distributor and/or the Fund shall also provide an SAI to any Contract owner or prospective owner who requests such SAI from the Fund.

         3.3. The Fund, the Distributor and/or the Adviser shall provide the Company with copies of the Fund's proxy material, reports to shareholders and other communications to shareholders in such quantity, with expenses to be borne in accordance with Schedule C hereof, as the Company may reasonably require to permit timely distribution thereof to Contract owners.

         3.4. It is understood and agreed that, except with respect to information regarding the Company provided in writing by that party, the Company shall not be responsible for the content of the prospectus or SAI for the Fund. It is also understood and agreed that, except with respect to information regarding the Fund, the Distributor, the Adviser or the Portfolios provided in writing by the Fund, the Distributor or the Adviser, neither the Fund, the Distributor nor Adviser are responsible for the content of the prospectus or SAI for the Contracts.

         3.5.     If and to the extent required by law the Company shall:

                  (a)      solicit voting instructions from Contract owners;
                  (b) vote the Portfolio shares held in the Accounts in accordance with instructions received from Contract owners;
                  (c) vote Portfolio shares held in the Accounts for which no instructions have been received in the same proportion as Portfolio shares for which instructions have been received from Contract owners, so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners; and
                  (d) vote Portfolio shares held in its general account or otherwise in the same proportion as Portfolio shares for which instructions have been received from Contract owners, so long as and to the extent that the SEC continues to interpret the 1940 Act to require such voting by the insurance company. The Company reserves the right to vote Fund shares in its own right, to the extent permitted by law.

         3.6. The Company shall be responsible for assuring that each of its separate accounts holding shares of a Portfolio calculates voting privileges as directed by the Fund and agreed to by the Company and the Fund. The Fund agrees to promptly notify the Company of any changes of interpretations or amendments of the Mixed and Shared Funding Exemptive Order.

         3.7. The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular the Fund will either provide for annual meetings (except insofar as the SEC may interpret Section 16 of the 1940 Act not to require such meetings) or, as the Fund currently intends, comply with
Section 16(c) of the 1940 Act (although the Fund is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the Fund will act in accordance with the SEC's interpretation of the requirements of Section 16(a) with respect to periodic elections of directors or trustees and with whatever rules the SEC may promulgate with respect thereto.

ARTICLE IV.       Sales Material and Information

         4.1. The Company shall furnish, or shall cause to be furnished, to the Fund or its designee, a copy of each piece of sales literature or other promotional material that the Company develops or proposes to use and in which the Fund (or a Portfolio thereof), the Adviser or the Distributor is named in connection with the Contracts, at least five (5) Business Days prior to its use. No such material shall be used if the Fund or its designee objects to such use within three (3) Business Days after receipt of such material.

         4.2. The Company shall not give any information or make any representations or statements on behalf of or concerning the Fund, the Portfolios, the Adviser or the Distributor in connection with the sale of the Contracts other than the information or representations contained in the registration statement, including the prospectus or SAI for the Fund, as the same may be amended or supplemented from time to time, or in sales literature or other promotional material approved by the Fund, the Distributor or the Adviser, except with the permission of the Fund, the Distributor or the Adviser.

         4.3. The Fund, the Adviser or the Distributor shall furnish, or shall cause to be furnished, to the Company, a copy of each piece of sales literature or other promotional material in which the Company and/or its separate account(s) is named at least five (5) Business Days prior to its use. No such material shall be used if the Company objects to such use within three (3) Business Days after receipt of such material.

         4.4. The Fund, the Distributor and the Adviser shall not give any information or make any representations on behalf of the Company or concerning the Company, the Accounts, or the Contracts other than the information or representations contained in a registration statement, including the prospectus or SAI for the Contracts, as the same may be amended or supplemented from time to time, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company.

         4.5. The Fund or its designees will provide to the Company at least one complete copy of all registration statements, prospectuses, SAIs, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Fund within a reasonable period of time following the filing of such document(s) with the SEC or NASD or other regulatory authorities.

         4.6. The Company will provide to the Fund or its designees at least one complete copy of all registration statements, prospectuses, SAIs, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Contracts or the Accounts, within a reasonable period of time following the filing of such document(s) with the SEC, NASD, or other regulatory authority.

         4.7. For purposes of Articles IV and VIII, the phrase "sales literature and other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media; e.g., on-line networks such as the Internet or other electronic media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and shareholder reports, and proxy materials (including solicitations for voting instructions) and any other material constituting sales literature or advertising under the NASD rules, the 1933 Act or the 1940 Act.

         4.8. At the request of any party to this Agreement, each other party will make available to the other party's independent auditors and/or representatives of the appropriate regulatory authorities, all records, data and access to operating procedures that may be reasonably requested in connection with compliance and regulatory requirements related to this Agreement or any party's obligations under this Agreement.

ARTICLE V.        Fees and Expenses

         5.1. The Fund, the Distributor and the Adviser shall pay no fee or other compensation to the Company under this Agreement, and the Company shall pay no fee or other compensation to the Fund, the Distributor or Adviser under this Agreement; provided, however, (a) the parties will bear their own expenses as reflected in Schedule C and other provisions of this Agreement, and (b) the parties may enter into other agreements relating to the Company's investment in the Fund, including services agreements.

ARTICLE VI.       Diversification and Qualification

         6.1. The Fund, the Distributor and the Adviser represent and warrant that the Fund and each Portfolio thereof will at all times comply with Section 817(h) of the Code and Treasury Regulation Section 1.817-5, as amended from time to time, and any Treasury interpretations thereof, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications or successor provisions to such Section or Regulations. The Fund, the Distributor or the Adviser shall provide to the Company a quarterly written diversification report, in the form attached hereto as Schedule D, which shall show the results of the quarterly
Section 817(h) diversification test and include a certification as to whether each Portfolio complies with the diversification requirements of Section 817(h) of the Code.

         6.2. The Fund, the Distributor and the Adviser agree that shares of the Portfolios will be sold only to Participating Insurance Companies and their separate accounts and to Qualified Plans. No shares of any Portfolio of the Fund will be sold to the general public.

         6.3. The Fund, the Distributor or the Adviser will notify the Company immediately upon having a reasonable basis for believing that the Fund or any Portfolio has ceased to comply with the aforesaid Section 817(h) diversification requirements or might not so comply in the future.

         6.4. Without in any way limiting the effect of Sections 8.2, 8.3 and
8.4 hereof and without in any way limiting or restricting any other remedies available to the Company, the Adviser or Distributor will pay all costs associated with or arising out of any failure, or any anticipated or reasonably foreseeable failure, of the Fund or any Portfolio to comply with Sections 6.1 or
6.2 hereof, including all costs associated with reasonable and appropriate corrections or responses to any such failure; such costs may include, but are not limited to, the costs involved in creating, organizing, and registering a new investment company as a funding medium for the Contracts and/or the costs of obtaining whatever regulatory authorizations are required to substitute shares of another investment company for those of the failed Portfolio (including, but not limited to, an order pursuant to Section 26(c) of the 1940 Act).

         6.5. The Company agrees that if the Internal Revenue Service ("IRS") asserts in writing in connection with any governmental audit or review of the Company (or, to the Company's knowledge, of any Contract owner) that any Portfolio has failed to comply with the diversification requirements of Section 817(h) of the Code or the Company otherwise becomes aware of any facts that could give rise to any claim against the Fund, the Distributor or the Adviser as a result of such a failure or alleged failure:

              (a) The Company shall promptly notify the Fund, the Distributor and the Adviser of such assertion or potential claim;

              (b) The Company shall consult with the Fund, the Distributor and the Adviser as to how to minimize any liability that may arise as a result of such failure or alleged failure;

              (c) The Company shall use its best efforts to minimize any liability of the Fund, the Distributor and the Adviser resulting from such failure, including, without limitation, demonstrating, pursuant to Treasury Regulations, Section 1.817-5(a)(2), to the commissioner of the IRS that such failure was inadvertent;

              (d) Any written materials to be submitted by the Company to the IRS, any Contract owner or any other claimant in connection with any of the foregoing proceedings or contests (including, without limitation, any such materials to be submitted to the IRS pursuant to Treasury Regulations, Section 1.817-5(a)(2)) shall be provided by the Company to the Fund, the Distributor and the Adviser (together with any supporting information or analysis) within at least two (2) business days prior to submission;

              (e) The Company shall provide the Fund, the Distributor and the Adviser with such cooperation as the Fund, the Distributor and the Adviser shall reasonably request (including, without limitation, by permitting the Fund, the Distributor and the Adviser to review the relevant books and records of the Company) in order to facilitate the review by the Fund, the Distributor and the Adviser of any written submissions provided to it or its assessment of the validity or amount of any claim against it arising from such failure or alleged failure;

              (f) The Company shall not with respect to any claim of the IRS or any Contract owner that would give rise to a claim against the Fund, the Distributor and the Adviser (i) compromise or settle any claim, (ii) accept any adjustment on audit, or (iii) forego any allowable administrative or judicial appeals, without the express written consent of the Fund, the Distributor and the Adviser, which shall not be unreasonably withheld; provided that, the Company shall not be required to appeal any adverse judicial decision unless the Fund, the Distributor, or the Adviser shall have provided an opinion of independent counsel to the effect that a reasonable basis exists for taking such appeal; and further provided that the Fund, the Distributor and the Adviser shall bear the costs and expenses, including reasonable attorney's fees, incurred by the Company in complying with this clause (f).

ARTICLE VII. Potential Conflicts and Compliance With Mixed and Shared Funding Exemptive Order


         7.1. The Fund's Board of Trustees (the "Board") will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the Contract owners of all separate accounts investing in the Fund. An irreconcilable material conflict may arise for a variety of reasons, including:
(a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities;
(c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio is being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners or by contract owners of different Participating Insurance Companies; or (f) a decision by a Participating Insurance Company to disregard the voting instructions of Contract owners. The Board shall promptly inform the Company if it determines that an irreconcilable material conflict exists and the implications thereof.

         7.2. The Company will report any potential or existing material conflicts of which it is aware to the Board. The Company will assist the Board in carrying out its responsibilities under the Mixed and Shared Funding Exemptive Order, by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Board whenever Contract owner voting instructions are to be disregarded. Such responsibilities shall be carried out by the Company with a view only to the interests of its Contract owners.

         7.3. If it is determined by a majority of the Board, or a majority of its directors who are not interested persons of the Fund, the Distributor, the Adviser or any subadviser to any of the Portfolios, as defined in Section 2(a)(19) of the 1940 Act (the "Independent Trustees"), that a material irreconcilable conflict exists, the Company and other Participating Insurance Companies shall, at their expense and to the extent reasonably practicable (as determined by a majority of the Independent Trustees), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (1) withdrawing the assets allocable to some or all of the separate accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio, or submitting the question whether such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change; and (2) establishing a new registered management investment company or managed separate account.

         7.4. If a material irreconcilable conflict arises because of a decision by the Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Fund's election, to withdraw the Account's investment in the Fund and terminate this Agreement; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Independent Trustees. Any such withdrawal and termination must take place within six (6) months after the Fund gives written notice that this provision is being implemented, and until the end of that six-month period the Adviser, the Distributor and the Fund shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Fund.

         7.5. If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the Account's investment in the Fund and terminate this Agreement within six (6) months after the Board informs the Company in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Independent Trustees. Until the end of the foregoing six-month period, the Fund shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Fund.

         7.6. For purposes of Sections 7.3 through 7.5 of this Agreement, a majority of the Independent Trustees shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Fund be required to establish a new funding medium for the Contracts. The Company shall not be required by Section 7.3 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners affected by the irreconcilable material conflict. In the event that the Board determines that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw the Account's investment in the Fund and terminate this Agreement within six (6) months after the Board informs the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the Independent Trustees.

         7.7. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Mixed and Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Mixed and Shared Funding Exemptive Order, then (a) the Fund and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 3.5, 3.6, 3.7, 7.1, 7.2, 7.3, 7.4, and 7.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

ARTICLE VIII.     Indemnification

      8.1.          Indemnification By The Company

                    (a) As limited by and in accordance with Section 8.1(b) and 8.1(c) hereof, the Company agrees to indemnify and hold harmless the Fund, the Distributor and the Adviser and each of their respective officers and directors or trustees and each person, if any, who controls the Fund, the Distributor or the Adviser within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.1) against any and all losses, claims, expenses, damages and liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:

                           (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus or SAI covering the Contracts or contained in the Contracts or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Adviser, Distributor or Fund for use in the registration statement or prospectus for the Contracts or in the Contracts or sales literature or other promotional material (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

                           (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature or other promotional material of the Fund not supplied by the Company or persons under its control) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Fund Shares; or

                           (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI, or sales literature or other promotional material of the Fund, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon information furnished in writing to the Fund by or on behalf of the Company; or

                           (iv) arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or

                           (v) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company, including without limitation Section
                           2.11 and Section 6.5 hereof.


                    (b) The Company shall not be liable under this indemnification provision with respect to any losses, claims, expenses, damages, liabilities or litigation to which an Indemnified

Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to any of the Indemnified Parties.

                    (c) The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that the Company has been prejudiced by such failure to give notice. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation. The Company shall not be liable under this indemnification provision with respect to any claim, action, suit, or preceding settled by an Indemnified Party without the Company's written approval.

                    (d) The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund Shares or the Contracts or the operation of the Fund.

                    8.2. Indemnification by the Adviser

                    (a) The Adviser agrees to indemnify and hold harmless the Company and its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.2) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:

                           (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or SAI or sales literature or other promotional material of the Fund prepared by the Fund, the Distributor or the Adviser (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the Adviser, the Distributor or the Fund by or on behalf of the Company for use in the registration statement, prospectus or SAI for the Fund or in sales literature or other promotional material (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or the Fund shares; or

                           (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, SAI or sales literature or other promotional material for the Contracts not supplied by the Adviser or persons under its control) or wrongful conduct of the Fund, the Distributor or the Adviser or persons under their control, with respect to the sale or distribution of the Contracts or Fund shares; or

                           (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI, or sales literature or other promotional material covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished in writing to the Company by or on behalf of the Adviser, the Distributor or the Fund; or

                           (iv) arise as a result of any failure by the Fund, the Distributor or the Adviser to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Article VI of this Agreement); or

                           (v) arise out of or result from any material breach of any representation and/or warranty made by the Fund, the Distributor or the Adviser in this Agreement or arise out of or result from any other material breach of this Agreement by the Adviser, the Distributor or the Fund; or

                           (vi) arise out of or result from the incorrect or untimely calculation or reporting by the Fund, the Distributor or the Adviser of a Portfolio's daily NAV per share (subject to Section 1.10 of this Agreement) or dividend or capital gain distribution rate;

as limited by and in accordance with the provisions of Sections 8.2(b) and 8.2(c) hereof. This indemnification is in addition to and apart from the responsibilities and obligations of the Adviser specified in Article VI hereof.

                    (b) The Adviser shall not be liable under this indemnification provision with respect to any losses, claims, expenses, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to any of the Indemnified Parties.

                    (c) The Adviser shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such

Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Adviser of any such claim shall not relieve the Adviser from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that the Adviser has been prejudiced by such failure to give notice. In case any such action is brought against the Indemnified Parties, the Adviser will be entitled to participate, at its own expense, in the defense thereof. The Adviser also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Adviser to such party of the Adviser's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Adviser will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation. The Adviser shall not be liable under this indemnification provision with respect to any claim, action, suit, or preceding settled by an Indemnified Party without the Adviser's written approval.

                    (d) The Company agrees promptly to notify the Adviser of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of the Account.

ARTICLE IX.       Applicable Law

         9.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Delaware, without regard to the Delaware conflict of laws provisions.

         9.2. This Agreement shall be subject to the provisions of the 1933 Act, the 1934 Act and the 1940 Act, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including, but not limited to, the Mixed and Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE X.        Termination

         10.1.    This Agreement shall terminate:

                    (a) at the option of any party, with or without cause, with respect to some or all Portfolios, upon sixty (60) days' advance written notice delivered to the other parties; or

                    (b) at the option of the Company by written notice to the other parties with respect to any Portfolio based upon the Company's determination that shares of such Portfolio are not reasonably available to meet the requirements of the Contracts; or

                    (c) at the option of the Company by written notice to the other parties with respect to any Portfolio in the event any of the Portfolio's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such Portfolio as the underlying investment option of the Contracts issued or to be issued by the Company; or

                    (d) at the option of the Fund, the Distributor or the Adviser in the event that formal administrative proceedings are instituted against the Company by the NASD, the SEC, the insurance commissioner or comparable official of any state or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts, the operation of any Account, or the purchase of the Fund shares, if, in each case, the Fund, Distributor or Adviser, as the case may be, reasonably determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Company to perform its obligations under this Agreement; or

                    (e) at the option of the Company in the event that formal administrative proceedings are instituted against the Fund, the Distributor or the Adviser by the NASD, the SEC, or any state securities or insurance department or any other regulatory body, if the Company reasonably determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Fund, the Distributor or the Adviser to perform their obligations under this Agreement; or

                    (f) at the option of the Company by written notice to the Fund with respect to any Portfolio if the Company reasonably believes that the Portfolio will fail to meet the diversification requirements of Section 817(h) of the Code specified in Article VI hereof; or

                    (g) at the option of any non-defaulting party hereto in the event of a material breach of this Agreement by any party hereto (the "defaulting party") other than as described in Section 10.1(b)-(f); provided, that the non-defaulting party gives written notice thereof to the defaulting party, with copies of such notice to all other non-defaulting parties, and if such breach shall not have been remedied within thirty (30) days after such written notice is given, then the non-defaulting party giving such written notice may terminate this Agreement by giving thirty (30) days written notice of termination to the defaulting party; or

                    (h) at any time upon written agreement of all parties to this Agreement.


         10.2.    Notice Requirement

         No termination of this Agreement shall be effective unless and until the party terminating this Agreement gives prior written notice to all other parties of its intent to terminate, which notice shall set forth the basis for the termination. Furthermore,

                    (a) in the event any termination is based upon the provisions of Article VII, or the provisions of Section 10.1(a) of this Agreement, the prior written notice shall be given in advance of the effective date of termination as required by those provisions unless such notice period is shortened by mutual written agreement of the parties;

                    (b) in the event any termination is based upon the provisions of Section 10.1(d), 10.1(e) or 10.1(g) of this Agreement, the prior written notice shall be given at least sixty (60) days before the effective date of termination; and

                    (c) in the event any termination is based upon the provisions of Section 10.1(b), 10.1(c) or 10.1(f), the prior written notice shall be given in advance of the effective date of termination, which date shall be determined by the party sending the notice.

         10.3.    Effect of Termination

         Notwithstanding any termination of this Agreement, other than as a result of a failure by either the Fund or the Company to meet the diversification requirements of Section 817(h) of the Code, the Fund, the Distributor and the Adviser shall, at the option of the Company, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement

(hereinafter referred to as "Existing Contracts"). Specifically, without limitation, the owners of the Existing Contracts shall be permitted to reallocate investments in the Fund, redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 10.3 shall not apply to any terminations under Article VII of this Agreement and the effect of such Article VII terminations shall be governed by Article VII of this Agreement.

         10.4.    Surviving Provisions

         Notwithstanding any termination of this Agreement, each party's obligations under Article VIII of this Agreement to indemnify other parties shall survive and not be affected by any termination of this Agreement. In addition, with respect to Existing Contracts, all provisions of this Agreement shall also survive and not be affected by any termination of this Agreement.

ARTICLE XI.       Notices

         Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other parties.

If to the Company:

         The Ohio National Life Insurance Company
         One Financial Way
         Cincinnati, Ohio, 45242
         Attention:  Secretary

If to the Fund:

         The Prudential Series Fund
         Gateway Center Three
         100 Mulberry Street, 14th Floor
         Newark, NJ  07102-4077
         Attention:  Secretary

If to the Adviser:

         Prudential Investments LLC
         Gateway Center Three
         100 Mulberry Street, 14th Floor
         Newark, NJ  07102-4077
         Attention:  Secretary

If to the Distributor:

         Prudential Investment Management Services LLC
         Gateway Center Three
         100 Mulberry Street, 14th Floor
         Newark, NJ  07102-4077
         Attention:  Secretary


ARTICLE XII.      Miscellaneous

         12.1. Except as required by law, subpoena, court order or regulatory order or request, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the affected party until such time as such information may come into the public domain.

         12.2. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

         12.3. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

         12.4. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

         12.5. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

         12.6. Any controversy or claim arising out of or relating to this Agreement, or breach thereof, shall be settled by arbitration in a forum jointly selected by the relevant parties (but if applicable law requires some other forum, then such other forum) in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

         12.7. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

         12.8. This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto; provided, however, that a transaction that does not result in a change of actual control or management of a party hereto shall not be deemed to be an assignment of this Agreement for purposes of this Section 12.8. Any assignment of this Agreement in violation of this Section 12.8 shall be void.

         12.9. The Company agrees that the obligations assumed by the Fund, Distributor and the Adviser pursuant to this Agreement shall be limited in any case to the Fund, Distributor and Adviser and their respective assets and the Company shall not seek satisfaction of any such obligation from the shareholders of the Fund, Distributor or the Adviser, the Directors, officers, employees or agents of the Fund, Distributor or Adviser, or any of them.

         12.10. The Fund, the Distributor and the Adviser agree that the obligations assumed by the Company pursuant to this Agreement shall be limited in any case to the Company and its assets and neither the Fund, Distributor nor Adviser shall seek satisfaction of any such obligation from the shareholders of the Company, the directors, officers, employees or agents of the Company, or any of them.

         12.11. No provision of this Agreement may be deemed or construed to modify or supersede any contractual rights, duties, or indemnifications, as between the Adviser and the Fund, and the Distributor and the Fund.

         12.12. This Agreement supersedes and replaces the Participation Agreement among the Company, The Prudential Series Fund, Inc. and other entities dated as of January 3, 2000.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.

                      THE OHIO NATIONAL LIFE INSURANCE COMPANY

                      By its authorized officer,

                      By:
                           --------------------------------------------
                           Title:


                      THE PRUDENTIAL SERIES FUND

                      By its authorized officer,

                      By:
                           --------------------------------------------
                           Title:  President


                      PRUDENTIAL INVESTMENTS LLC

                      By its authorized officer,

                      By:
                           --------------------------------------------
                           Title:  President


                      PRUDENTIAL INVESTMENT MANAGEMENT SERVICES LLC

                      By its authorized officer,

                      By:
                           --------------------------------------------
                      Title:  President

                                   SCHEDULE A

                                    CONTRACTS

ONcore Flex variable annuity
ONcore Premier variable annuity
ONcore Value variable annuity
ONcore Xtra variable annuity

                                   SCHEDULE B

                              DESIGNATED PORTFOLIOS

The Prudential Series Fund -- [Prudential Jennison Portfolio]

The Prudential Series Fund -- Jennison 20/20 Focus Portfolio

                                   SCHEDULE C

                                    EXPENSES

The Fund and/or the Distributor and/or Adviser, and the Company will coordinate the functions and pay the costs of the completing these functions based upon an allocation of costs in the tables below. Costs shall be allocated to reflect the Fund's share of the total costs determined according to the number of pages of the Fund's respective portions of the documents.


------------------------------ --------------------------- --------------------------- ---------------------------
ITEM                           FUNCTION                    PARTY RESPONSIBLE           PARTY RESPONSIBLE
                                                           FOR COORDINATION            FOR EXPENSE
------------------------------ --------------------------- --------------------------- ---------------------------
Mutual Fund Prospectus         Printing of prospectuses    Company                     Inforce - Fund
                                                                                       Prospective - Company
------------------------------ --------------------------- --------------------------- ---------------------------
                               Distribution (including     Company                     Fund
                               postage) to Inforce
                               Clients
------------------------------ --------------------------- --------------------------- ---------------------------
                               Distribution (including     Company                     Company
                               postage) to Prospective
                               Clients
------------------------------ --------------------------- --------------------------- ---------------------------
Product Prospectus             Printing and Distribution   Company                     Company
                               for Inforce and
                               Prospective Clients
------------------------------ --------------------------- --------------------------- ---------------------------
Mutual Fund Prospectus         If Required by Fund,        Fund, Distributor or        Fund, Distributor or
Update & Distribution          Distributor or Adviser      Adviser                     Adviser
------------------------------ --------------------------- --------------------------- ---------------------------
                               If Required by Company      Company (Fund,              Company
                                                           Distributor or Adviser to
                                                           provide Company with
                                                           document in PDF format)
------------------------------ --------------------------- --------------------------- ---------------------------
Product Prospectus Update &    If Required by Fund,        Company                     Fund, Distributor or
Distribution                   Distributor or Adviser                                  Adviser
------------------------------ --------------------------- --------------------------- ---------------------------
                               If Required by Company      Company                     Company
------------------------------ --------------------------- --------------------------- ---------------------------




------------------------------ --------------------------- --------------------------- ---------------------------
ITEM                           FUNCTION                    PARTY RESPONSIBLE           PARTY RESPONSIBLE
                                                           FOR COORDINATION            FOR EXPENSE
------------------------------ --------------------------- --------------------------- ---------------------------
Mutual Fund SAI                Printing                    Fund, Distributor or        Fund, Distributor or
                                                           Adviser                     Adviser
------------------------------ --------------------------- --------------------------- ---------------------------
                               Distribution (including     Party who receives the      Party who receives the
                               postage)                    request                     request
------------------------------ --------------------------- --------------------------- ---------------------------
Product SAI                    Printing                    Company                     Company
------------------------------ --------------------------- --------------------------- ---------------------------
                               Distribution                Company                     Company
------------------------------ --------------------------- --------------------------- ---------------------------
Proxy Material for Mutual      Printing if proxy           Fund, Distributor or        Fund, Distributor or
Fund                           required by Law             Adviser                     Adviser
------------------------------ --------------------------- --------------------------- ---------------------------
                               Distribution (including     Company                     Fund, Distributor or
                               labor) if proxy required                                Adviser
                               by Law
------------------------------ --------------------------- --------------------------- ---------------------------
                               Printing & distribution     Company                     Company
                               if required by Company
------------------------------ --------------------------- --------------------------- ---------------------------
Mutual Fund Annual &           Printing of reports         Fund, Distributor or        Fund, Distributor or
Semi-Annual Report                                         Adviser                     Adviser
------------------------------ --------------------------- --------------------------- ---------------------------
                               Distribution                Company                     Fund, Distributor or
                                                                                       Adviser
------------------------------ --------------------------- --------------------------- ---------------------------
Other communication to New     If Required by the Fund,    Company                     Distributor or Adviser
and Prospective clients        Distributor or Adviser
------------------------------ --------------------------- --------------------------- ---------------------------
                               If Required by Company      Company                     Company
------------------------------ --------------------------- --------------------------- ---------------------------
Other communication to         Distribution (including     Company                     Fund, Distributor or
inforce                        labor and printing) if                                  Adviser
                               required by the Fund,
                               Distributor or Adviser
------------------------------ --------------------------- --------------------------- ---------------------------
                               Distribution (including     Company                     Company
                               labor and printing) if
                               required by Company
------------------------------ --------------------------- --------------------------- ---------------------------



------------------------------ --------------------------- --------------------------- ---------------------------
ITEM                           FUNCTION                    PARTY RESPONSIBLE           PARTY RESPONSIBLE FOR
                                                           FOR COORDINATION            FOR EXPENSE
------------------------------ --------------------------- --------------------------- ---------------------------
Operations of the Fund         All operations and          Fund, Distributor or        Fund or Adviser
                               related expenses,           Adviser
                               including the cost of
                               registration and
                               qualification of  shares,
                               taxes on the issuance or
                               transfer of shares, cost
                               of management of the
                               business affairs of the
                               Fund, and expenses paid
                               or assumed by the fund
                               pursuant to any Rule
                               12b-1 plan
------------------------------ --------------------------- --------------------------- ---------------------------
Operations of the Accounts     Federal registration of     Company                     Company
                               units of separate account
                               (24f-2 fees)
------------------------------ --------------------------- --------------------------- ---------------------------


                                   SCHEDULE D

               Diversification Compliance Report and Certification

                               Name of Portfolio:

    Total Market Value as of
                              --------------------    ----------------------



------- ---------------------------- ---------------------- ----------------------- --------------------------
        Four Largest
        Investments                  Market Value as of     Cumulative % of         I.R.C. Limitations
                                                            Assets                  Greater than
------- ---------------------------- ---------------------- ----------------------- --------------------------
     1
     2
     3
     4
     5
------- ---------------------------- ---------------------- ----------------------- --------------------------



           Total Assets
                              -------------------------


--------------------------------------------------------------------------------
Note: For purposes of diversification testing, all securities of the same issuer, all interests in the same real property project, and all interests in the same commodity are each treated as a single investment. In the case of government securities each government agency or instrumentality is treated as a separate issuer. See Treas. Reg. 1.817-5 for additional information.

Special Test for Variable Life Insurance
Where the only contracts based on the account are life insurance contracts (i.e., no annuity contracts), an account is adequately diversified to the extent it is invested in Treasury securities. Treasury securities held through a custodial arrangement that is treated as a grantor trust (e.g. CATs and TGRs) will be treated as Treasury securities if substantially all of the assets of the trust are represented by Treasury securities. Options on Treasury securities are not considered Treasury securities. Where an account is invested in part in Treasury securities, revise the above general diversification test percentage limits by adding to them a product of .5 and the percentage of the value of the total assets invested in Treasury securities. For example, if an account is 60% invested in Treasury securities, the percentage limit would be increased by 30% (0.5 x 60%) and would be applied to the assets of the account other than Treasury securities.

CERTIFICATION
The undersigned certifies that this Report and Certification, and any related attachments, have been prepared accurately and provide a true representation of account assets as of the last day of the quarter indicated above, and that the fund complies with IRC Section 817(h).


--------------------------------------------------     ---------------------
Signed by                                              Date

--------------------------------------------------------------------------------